Exhibit 99.1
Name and Address of Reporting Person:	Thomas H. Lee Advisors, LLC
c/o Thomas H. Lee Partners, L.P.
100 Federal Street, 35th Floor
Boston, MA 02110

Issuer Name and Ticker or Trading Symbol:	West Corporation [WSTC]

Date of Event Requiring Statement
(Month/Day/Year):	March 21, 2013

Footnotes to Form 3

(1) This statement is being filed by the following Reporting Persons:  Thomas H. Lee Advisors, LLC (“THL Advisors”), Thomas H. Lee Equity Fund VI, L.P. (“THL Equity VI”), Thomas H. Lee Parallel Fund VI, L.P. (“Parallel Fund VI”), Thomas H. Lee Parallel (DT) Fund VI, L.P. (“DT Fund VI”), THL Coinvestment Partners, L.P. (“THL Coinvestment”), THL Equity Fund VI Investors (West), L.P. (“THL West”), THL Equity Fund VI Investors (West) HL, L.P. (“THL West HL”) together with THL Equity VI, Parallel Fund VI, DT Fund VI, THL Coinvestment, THL West and THL West HL, (the “THL Funds”) as well as Putnam Investment Holdings, LLC (“Putnam”) and Putnam Investments Employees’ Securities Company III LLC (“Putnam III”).

The reporting person is the general partner of Thomas H. Lee Partners, L.P., which in turn is the general partner of THL Coinvestment and THL Equity Advisors VI, LLC, which in turn is the general partner of THL Equity VI, Parallel Fund VI, DT Fund VI, THL West, and THL West HL.  THL Advisors is attorney-in-fact of Putnam Investments, LLC, which is the managing member of Putnam, which in turn is the managing member of Putnam III.

More than 50% of the voting power for the election of directors of the Issuer is owned by a group comprised of the Reporting Persons, Quadrangle Capital Partners II LP, Quadrangle Select Partners II LP, and Quadrangle Capital Partners II-A LP, whose General Partner is Quadrangle GP Investors II LP whose General Partner is QCP GP Investors II LLC.

(2) Represents shares of the Issuer directly held by the following entities:  15,028,249 shares held by THL Equity VI; 10,176,330 shares held by Parallel Fund VI; 1,777,600 shares held by DT Fund VI; 27,570 shares held by THL Coinvestment; 76,700 shares held by Putnam; 76,670 shares held by Putnam III; 7,892,396 shares held by THL West; and 1,207,250 shares held by THL West HL.

(3) Each of the Reporting Persons disclaim beneficial ownership of the shares reported herein, except to the extent of its pecuniary interest.